Exhibit (j)

Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 4000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 002-93131 on Form N-1A (the “Registration Statement”) of our report dated February 3, 2014, relating to the financial statements and financial highlights of the Parnassus Funds, comprised of Parnassus Fund, Parnassus Mid-Cap Fund, Parnassus Small-Cap Fund, Parnassus Workplace Fund, and Parnassus Asia Fund, appearing in the Annual Report on Form N-CSR of the Parnassus Funds for the year ended December 31, 2013 for Parnassus Fund, Parnassus Mid-Cap Fund, Parnassus Small-Cap Fund, Parnassus Workplace Fund and for the period April 30, 2013 (inception date) through December 31, 2013 for Parnassus Asia Fund, and to the references to us under the headings “Financial Highlights,” “General Information” and “Independent Registered Public Accounting Firm” in the Prospectus and under the heading “General” in the Statement of Additional Information, which is part of such Registration Statement.

San Francisco, California

April 18, 2014

Member of Deloitte Touche Tohmatsu Limited